Challenger Managed Investments (International) Pty Limited ACN 120 871 212 Code of Ethics and Staff Trading Policy

This Version:	Version 1.0
Owner:	Head of Compliance – Funds Management
Prepared By:	Funds Management Compliance
Authorised By:	CMIIPL Board – September 2007

SUMMARY

Why is this Code required?

Rule 204A-1 (the Rule) adopted by the Securities and Exchange Commission (SEC) under the Investment Advisers Act of 1940 (Advisers Act), and effective February 1, 2005, requires every federally registered investment adviser to adopt a code of ethics which, among other things:

•     Sets out a standard of business conduct that the adviser requires of all of its officers, managers and employees (collectively referred to as “CMIIPL Employees”) with respect to Challenger Managed Investments (International) Pty Limited (CMIIPL) (such CMIIPL Employees are sometimes referred to as “Supervised Persons ”), including the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, non-public information by registered investment advisers (e.g. “insider trading”); and

•     imposes record keeping and pre-approval requirements with respect to certain personal securities transactions of those Supervised Persons who are Access Persons (as defined below).

This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standards and procedures reasonably necessary to prevent any such violations.

Pursuant to the requirements of the Rule, the Board of CMIIPL have adopted this Code of Ethics (Code), which is based upon the principle that all Supervised Persons owe a fiduciary duty to, among others, the clients of CMIIPL to conduct their affairs, including in the case of Access Persons their personal Reportable Securities (as defined in this Code) transactions, in such a manner as to avoid:

1.   serving their own personal interests ahead of clients;

2.   taking inappropriate advantage of their position with CMIIPL; and

3.   any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of CMIIPL’s Chief Compliance Officer (CCO) to report violations of this Code to CMIIPL's Board of Directors and to the Board of Directors or trustees of any Fund or Portfolio advised or sub-advised by CMIIPL.

Why is this Code required?
Who does this Code apply to?

All CMIIPL employees (or Challenger employees working for the CMIIPL business), regardless of division or geographical location, and the consultants, directors, officers, agents and contractors that act for or on behalf of CMIIPL (collectively referred to as “staff” in this Code or as “all employees”) are generally subject to this Code.

Any persons identified as Access Persons are subject to additional requirements (in relation to notifying securities holdings) identified in this Code.

Code Responsibilities • Governance • Independent Reviews • Development & Maintenance • Implementation

The Directors of CMIIPL bear the ultimate responsibility for corporate governance and operational risk management.

Audit functions perform targeted reviews on behalf of CMIIPL.

Funds Management Compliance is responsible for the development and ongoing maintenance of this Code.

CMIIPL management and all applicable staff are responsible for the implementation of this Code.

Specific Obligations

All Access Persons are responsible for adhering to the staff (personal) trading practices as outlined in this Code (in addition to the obligations outlined in the Challenger Financial Services Group Staff Trading Policy and Practice Note).

Reporting Requirements

It is important that compliance incidents and breaches are reported promptly.

Compliance incidents and breaches are to be reported in accordance with the Challenger Financial Services Group Incident Management Policy and Practice Note. The Challenger Financial Services Group Incident Management Policy and Practice Note requires reporting to the Chief Executive, Challenger Funds Management and the CCO.

Definitions	Any terms not defined in this document have the following meaning: 1934 Act means the Securities Exchange Act of 1934 (US), as amended. Access Person is defined in Section 6.1 of this Code.

Advisers Act means the Investment Advisers Act 1940 (US).

Affiliated Investor as it relates to any Supervised Person, means and includes all members of such Supervised Person’s household and all family trusts and/or superannuation funds with respect to which such Supervised Person or household member owns a beneficial interest.

Affiliated person of another person means:

1)   any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting Securities of such other person;

2)   any person five (5%) percent or more of whose outstanding voting Securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

3)   any person directly or indirectly controlling, controlled by, or under common control with, such other person;

4)   any officer, manager, partner, co-partner, or employee of such other person;

5)   if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

6)   if such other person is an unincorporated investment company not having a board of managers, the depositor thereof.

Beneficial Ownership will be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the 1934 Act in determining whether a person is the beneficial owner of a Security for purposes of Section 16 of the 1934 Act and the rules and regulations hereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the Security. A person is normally regarded as the beneficial owner of Securities held in:

1)   the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household;

2)   a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the Securities; or

3)   the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

CCO or Chief Compliance Officer means CMIIPL’s Chief Compliance Officer.

CMIIPL means Challenger Managed Investments (International) Pty Limited (ABN 17 120 871 212).

Control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting Securities of a company will be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting Securities of any company will be presumed not to control such company. A natural person will be presumed not to be a controlled person.

Disclosable Transaction means any transaction in a Security pursuant to which an Access Person would have a Beneficial Ownership.

Federal Securities Laws to the extent applicable to the CMIIPL and all Supervised Persons, means:

1)   the Advisers Act, the 1934 Act, the Securities Act 1933 (US), Title V of the Gramm-Leach-Bliley Act of 1999 (US)[1], Investment Company Act of 1940 (US), and any rules adopted by the SEC under any of the foregoing statutes; and

2)   the Bank Secrecy Act 1970 (US)[2] and any rules adopted thereunder by the SEC or the Department of the U.S. Treasury.

Fund means any investment vehicle registered under the Investment Company Act of 1940 (US) for which the CMIIPL acts as adviser or sub-adviser.

_________________________

[1]

Title V of the Gramm-Leach-Bliley Act of 1999 (US) requires all institutions participating in the delivery of financial services to individual customers to have a privacy policy and disclose it to their customers, as well as certain other requirements.

[2]	The Bank Secrecy Act 1970 (US) requires U.S.A. financial institutions to assist U.S. government agencies to detect and prevent money laundering.

Initial Public Offering or IPO means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act. For good corporate governance, this Code will be applied to all international and domestic IPOs.

Investment Company Act means the Investment Company Act of 1940 (US), as amended.

Investment Personnel means:

1)   any Portfolio Manager of CMIIPL;

2)   any Supervised Person who in connection with their regular functions or duties, makes or participates in making recommendations regarding the investment of client assets by CMIIPL; or

3)   any person who controls a Fund or CMIIPL and who obtains information concerning recommendations made to any Fund or a Portfolio regarding the purchase or sale of Securities by the Fund or Portfolio.

Limited Offering means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2), Section 4(6) or Section 18(b)(4)(D) or Rules 504 or 506 under Regulation D of that Act (“Limited Offerings” are sometimes commonly referred to as “Private Placements”).

member of household or similar expression with respect to any Supervised Person, means any member of such person’s immediate family living in his or her household (i.e., spouse, child,

parents, stepchild, grandchild, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and includes adoptive relationships).

Person means a natural person or a company.

Portfolio means any account, trust or other investment vehicle (except a “Fund”) over which CMIIPL has investment management discretion and/or acts as manager, adviser or sub-adviser.

Portfolio Manager means an employee of CMIIPL entrusted with the direct responsibility and authority to make investment decisions affecting the Portfolios or Funds managed by CMIIPL.

Publicly Traded Real Estate Companies means and includes publicly traded securities of real estate investment trusts and other companies principally engaged in the real estate business.

Reportable Security is defined in Section 6.2 and means and includes all Securities other than Non-Reportable Securities and Non-Controlled Securities.

Reportable Security Requiring Pre-Approval is defined in the section of this Code entitled “Investments by Access Persons Requiring Pre-Approval.”

Securities Act means the Securities Act of 1933, as amended.

Security has the meaning set out in section 202(a)(18) of the Advisers Act. The definition includes, in general, any interest or instrument commonly known as a “security”, including options.

Supervised Person means and includes each and every CMIIPL employee or any Challenger employee working for the CMIIPL business.

Review Cycle	This Code will be reviewed on at least an annual basis or as deemed necessary by Funds Management Compliance.

1	Objectives

As a United States SEC registered investment adviser, CMIIPL is required to have robust processes to ensure that staff do not trade in financial products unlawfully or to the detriment of its clients.

This Code is designed to establish the framework and processes to help ensure that staff conduct their personal investment activity lawfully and in a manner that meets the requirements of the Advisers Act and avoids conflicts of interest and insider trading. The obligations and requirements set out in this Code relate to CMIIPL’s obligations with respect to the Federal Securities Laws and are in addition to those established in the Challenger Financial Services Group Staff Trading Policy and Practice Note.

2	Scope

This Code generally applies to all Supervised Persons, regardless of division or geographical location, and the consultants, directors, officers, agents and contractors that act for or on behalf of CMIIPL (collectively referred to as “staff” or “employees” in this Code).

Certain parts of this Code (relating to reporting securities holdings) only apply to those employees identified as an “Access Person” of CMIIPL. In particular, Access Persons are required to comply with the requirements to report holdings (a) initially (when nominated as an Access Person); (b) quarterly; and (c) annually, as set out in this Code.

This Code applies in addition to the Challenger Financial Services Group Staff Trading Policy and Practice Note. All staff must ensure they have read and are familiar with the requirements and obligations under the Challenger Financial Services Group Staff Trading Policy and Practice Note.

3	References

This Code should be read in conjunction with:

•	Challenger Financial Services Group Staff Trading Policy and Practice Note;
•	Challenger Financial Services Group Inside Information Group Policy and Practice Note;
•	Challenger Financial Services Group Chinese Walls Policy;
•	CMIIPL Information Retention and Storage Policy;
•	Challenger Funds Management Division Market Trading Rules Practice Note;
•	CMIIPL Best Execution Policy and Practice Note;
•	CMIIPL Trade Allocation Policy and Trade Error Policy and Practice Note; and
•	Challenger Financial Services Group Incident Management Policy and Practice Note.

4	Requirements Applicable to All Supervised Persons

Each Supervised Person must:

1.

conduct all of his/her business activities in accordance with the requirements of this Code, the Challenger Financial Services Group Staff Trading Policy and Practice Note and consistent with CMIIPL’s fiduciary duties to its clients;

2.	comply with all applicable Federal Securities Laws;

3.	promptly report any violations of this Code to the Compliance Manager or the CCO; and

4.	acknowledge that he/she has received, read and understands this Code and recognises that he/she is subject to its provisions.
5	Policy Statement on Insider Trading

CMIIPL prohibits any Supervised Person from trading, either personally or on behalf of others on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading.”

Trading on inside information is not prohibited unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's Securities. Information that Supervised Persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Trading on inside information is also prohibited unless the information is public. Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

CMIIPL's insider trading policy applies to every Supervised Person. Any questions regarding CMIIPL's policy and procedures should be referred to the CCO.

CMIIPL specifically prohibits:

1.

any Supervised Person or any member of the Supervised Person’s household trading in any Security while in possession of material non-public information about, or otherwise with respect to, the issuer of that Security; and

2.

any Supervised Person communicating material non-public information about, or otherwise with respect to, any publicly traded issuer of Securities to anyone else except in the ordinary course of such Supervised Person’s duties.

If you are considering trading in a Security and believe that you may have material non-public information about, or otherwise affecting, the issuing company, or if you have questions as to whether the information you have may be material and/or non-public, you should take the following steps.

1.	Refer the matter immediately to the CCO or the Funds Management Compliance Manager.

2.	Do not purchase or sell the Security on behalf of yourself or others until the CCO/Funds Management Compliance Manager has responded.

3.	Do not communicate the information inside or outside CMIIPL, other than to the CCO/Funds Management Compliance Manager or in the ordinary course of your duties.

4.

After the CCO/Funds Management Compliance Manager has reviewed the issue, you will either be instructed to continue the prohibition against trading the Security and communication of the information or you will be advised that you are allowed to trade the Security and communicate the information.

Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within CMIIPL, except as provided above. In addition, care should always be taken so that any such information is secure. For example, to the extent possible, files containing material non-public information should be should be password-protected or otherwise restricted (for example by use of restricted lists).

The role of the CCO/ Funds Management Compliance Manager is critical to the implementation and maintenance of CMIIPL's policy and procedures against insider trading. CMIIPL's supervisory procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

To prevent insider trading, CMIIPL will provide, on a regular basis, an educational program to familiarise Supervised Persons with CMIIPL's insider trading policy and procedures and the Challenger Financial Services Group Inside Information Group Policy and Practice Note.

6	Methodologies and Procedures
6.1	Who is an Access Person?

All Access Persons who are subject to this Code are named on a list maintained by Company Secretariat and Company Secretariat will update the list as of the end of each quarter.

Under the Federal Securities Law, an Access Person is subject to particular trading rules and reporting requirements in relation to Reportable Securities, as outlined below.

You will be nominated as an Access Person by the relevant General Manager and will be required to sign and return to Company Secretariat the form attached as Annexure A and entitled “Initial Report of Access Person”.

Access Persons will usually be Supervised Persons (or any other person):

1.	who have access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any reportable fund;

2.	who are involved in making securities recommendations to clients, or who has access to such recommendations that are non-public;

3.	Directors, officers and partners are automatically considered to be an Access Person; and

4.	any members of such person’s household.

Access Persons also typically include portfolio management staff and, in some cases, client service representatives who discuss investments with and dispense advice to clients. Furthermore, administrative and technical staff may qualify as Access Persons if their job functions give them access to material non-public information.

6.2	What is a Reportable Security?

Reportable Security means all Securities other than Non-Reportable Securities and Non-Controlled Securities.

The definition of “Security” includes, in general, any interest or instrument commonly known as a “Security”, including any share (listed or unlisted), units in a trust (listed or unlisted) convertible securities, options, futures, managed funds (listed and unlisted), superannuation funds, and self managed superannuation funds.3

“Non-Controlled Securities” means Securities, with respect to purchases and sales of which an Access Person (or applicable member of his or her household) has no direct or indirect influence or Control, including:

1.	purchases or sales effected in any account over which the Access Person (or applicable member of his or her household) has no direct or indirect influence or Control;

2.	purchases or sales which are non-volitional on the part of Access Person (or applicable member of his or her household);[4]

_________________________

3 Section 202(a)(18) of the Advisers Act.

4 For the purposes of this Code, and pending US law clarification, employer superannuation guarantee contributions (mandated by superannuation guarantee, or via salary sacrifice arrangements) are not treated as non-volitional on the basis there is member investment choice in such contributions. That is, superannuation (whether compulsory employer funded or otherwise) will be treated as volitional and therefore a Reportable Security.

3.

purchases which are part of an automatic dividend reinvestment plan or direct stock plan other than with respect to Securities whose acquisition was either prohibited by this Code or failed to obtain pre-approval as required by this Code; and

4.

Securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its Securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

“Non-Reportable Security” means and includes direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a United States Nationally Recognised Statistical Rating Organisation), including repurchase agreements, commercial paper and shares of United States money market funds that limit their investments to the exempted Securities enumerated above.

7	Prohibited Activities

Set out below are the prohibited investments and prohibited transactions that apply to all Access Persons.

7.1	Prohibited Investments
7.1.1	Acquisition of Interests in Mutual Funds Advised or Sub Advised by CMIIPL

Acquisition of a beneficial interest in any Securities in any registered open-end investment company (i.e. US registered open-end mutual fund) which is advised or sub-advised by CMIIPL is strictly prohibited (any Supervised Person who is uncertain as to which mutual funds are being advised or sub-advised at any particular time should contact the CCO/Funds Management Compliance Manager (Compliance Manager)).

7.1.2	Acquisition of Interests in Initial Public Offerings

Acquisition of a beneficial interest in any Initial Public Offering (“IPO”) domestically and internationally is permitted with the prior approval of the CCO.

The foregoing prohibitions apply to all Supervised Persons as well as their Affiliated Investors.

7.2	Prohibited Transactions

No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Section 206 of the Advisers Act as set out in this Policy (for example, Section 206 prohibits any act, practice, or course of business which is fraudulent, deceptive, or manipulative).

Except as provided in the EXCEPTION below, no Access Person shall:

1.

for his/her own account, purchase or sell, directly or indirectly, any Security in which he/she has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his/her actual knowledge at the time of such purchase or sale:

a.	is being considered for purchase or sale by any Portfolio or Fund managed by CMIIPL; or

b.	is being purchased or sold by any Portfolio or Fund managed by CMIIPL;

2.	disclose to other persons the securities activities engaged in or contemplated for the various Portfolios or Funds managed by CMIIPL; or

3.

profit in the purchase and sale, or sale and purchase, of the same (or equivalent) within thirty (30) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realised on such short-term trades shall be subject to disgorgement to the appropriate Portfolio(s) or Fund(s) advised or sub-advised by CMIIPL.

Exception: The Compliance Manager may allow exceptions to (3) above on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. See Pre-Approval Procedures in section 10 below.

The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalise on a short-lived market impact of a trade by one of the Fund's portfolios. The Compliance Manager shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The Compliance Manager may consider granting an exception to this prohibition if the Publicly Traded Real Estate Securities involved in the transaction are not:

1.	being considered for purchase or sale by the portfolio of the Fund or Portfolio that serves as the basis of the individual's "Investment Personnel" status; or

2.	being purchased or sold by the portfolio of the Fund, or Portfolio that serves as the basis of the individual's "Investment Personnel" status and, are not economically related to such securities.

In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the Access Person must complete, sign and submit to CMIIPL’s Compliance Manager a completed form attached as Annexure B entitled “Securities Transactions Report Relating to Short-Term Trading”, certifying that the proposed transaction is in compliance with this Code. The Compliance Manager will retain a record of exceptions granted and the reasons supporting the decision.

8	Other Prohibited Activities
8.1	Unlawful Activities under Section 206 of the Advisers Act

The following activities on the part of any Supervised Person are all unlawful under Section 206 of the Advisers Act and therefore strictly prohibited:

1.	to employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or prospective client;

2.

to make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

3.	to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client; or

4.	to engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.
8.2	Screening Violations

CMIIPL is registered with the SEC as an investment adviser under the Advisers Act. CMIIPL provides investment advisory and asset management services to institutional clients with respect to investments in Publicly Traded Real Estate Companies.

Because certain CMIIPL Supervised Persons might, in the course of their employment, have access to material non-public information about or otherwise affecting Publicly Traded Real Estate Companies or because a member of CMIIPL’s Supervised Person’s household might have a business relationship with, or hold a director or officer position with respect to, a Publicly Traded Real Estate Company, CMIIPL has adopted a broad screening policy whereby all CMIIPL Employees are prohibited from communicating to non CMIIPL Employees any material non-public information:

1.

with respect to which there is a substantial likelihood that a reasonable investor would consider it important in making his, her or its investment decisions with respect to any Publicly Traded Real Estate Company or any information obtained by CMIIPL Employees relating to Publicly Traded Real Estate Company; or

2.	that is reasonably certain to have a substantial effect on the price of such company’s Securities.

This screening policy is also applicable when CMIIPL Supervised Persons might have access to material non-public information.

In these events, CMIIPL Supervised Persons are prohibited from communicating to non-CMIIPL employees any material non public information as described in 1 and 2 above.

8.3	Acceptance of Gifts

No Supervised Person may accept any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of CMIIPL (for purposes of this Code, “de minimus” shall be considered to be the annual receipt of gifts from the same source cumulatively valued at

> AUD $250.00).

9	Investments by Access Persons Requiring Pre-Approval

Except for Non-Controlled Securities, all Access Persons and their Affiliated Investors must receive prior written approval before they acquire or sell beneficial interests in the Reportable Securities (each a “Reportable Security Requiring Pre-Approval”) as set out below.

9.1	Reportable Securities Appearing on the Restricted List

The Compliance Manager maintains a “Restricted List” containing the names of publicly traded securities with respect to which the Compliance Manager believes that one or more Access Persons may have access to inside information by virtue of his, her or their job-related duties. The Restricted List is available online and communicated when it changes.

Personal trading of Reportable Securities appearing on the Restricted List is strictly prohibited or requires the prior approval of the Compliance Manager or other officer designated by the CCO.

9.2	Reportable Securities of U.S. Real Estate Investment Trusts and U.S. Real Estate Operating Companies

Personal trading of Reportable Securities issued by any publicly traded U.S. Real Estate Investment Trust and U.S. Real Estate Operating Company requires prior approval of the Compliance Manager or other officer designated by the CCO or the managers of CMIIPL.

9.3	Reportable Securities that are the subject of a Limited Offering/ Private Placement

Acquisition of any Reportable Securities that are the subject of a Limited Offering requires the prior written approval of the CCO or the Compliance Manager.

10	Pre-Approval Procedures and Requirements

All Access Persons should request pre-approval for purchases or sales of Reportable Securities Requiring Pre-Approval by completing, signing and submitting to the Compliance Manager the form Attached as Annexure C and entitled “Personal Securities Transactions Pre-Approval Form”.

10.1	Pre- Approval Procedures
10.1.1	Publicly Traded Securities

Pre-approval for a particular purchase or sale of any Publicly Traded Security will expire at the close of business on the trading date one (1) business day after the date on which pre-approval is received by the Access Person. For example, pre-approval received during business hours on a Friday, regardless of time received, would expire as of the close of business the following Monday. If the trade is not completed before such pre-approval expires, the Access Person is required to obtain a new pre-approval for the trade. In addition, if an Access Person becomes aware of any additional information with respect to a transaction that was pre-approved, such Access Person is obligated to disclose such information to the Compliance Manager prior to executing the pre-approved transaction.

10.1.2	Limited Offering (Private Placements)

All Access Persons are required to obtain pre approval before directly or indirectly acquiring a Beneficial Ownership in any Security in an Initial Public Offering or Private Placement. Access Persons must seek approval from the relevant Head of the Asset Class and deliver the form attached as Annexure C entitled “Personal Securities Transactions pre-Approval Form” to Company Secretariat prior to participating in any Initial Public Offering or Limited Offering.

Pre-approval for a particular purchase or sale of a Limited Offering will expire upon the earlier of the expiration date for consummation of such purchase or sale, if any, as reflected in the documents governing such Limited Offering, or upon the Access Person’s becoming aware of the occurrence of any change in facts or circumstance, either with respect to the Limited Offering or to CMIIPL or any of its affiliates, which is sufficiently material so as to merit a resubmission of the pre-approval. If the trade is not completed before such pre-approval expires, the Access Person is required to obtain a new pre-approval for the trade. In addition, if an Access Person becomes aware of any additional information with respect to a Limited Offering transaction that was pre-approved, such Access Person is obligated to disclose such information to the Compliance Manager prior to executing the pre-approved transaction.

10.2	Minimum Holding Period for a Reportable Security

Reportable Securities must be held for a minimum of 30 days, unless exceptional circumstances apply as set out in section 10.3 below.

10.3	Exceptional Circumstances

Despite the above, if you believe that a short term trade (that is, within the 30 day minimum holding period) should be allowed to take place due to exceptional circumstances, specific approval must be obtained prior to any such trade being undertaken (in any event, any Reportable Securities transaction requiring pre-approval (as set out in this policy) is prohibited unless that Access Person has obtained such approval). You must seek the approval via written request addressed to the Funds Management Compliance Manager. The request must be in the form of Annexure B “Securities Transactions Report – Access Person Requesting Short-term trading within a 30 day period” attached to this policy

11	Disclosure of Personal Holdings – Initial, Quarterly & Annual Reports

All Access Persons must report their personal securities transactions and holdings as follows:

(a)	initial holding report (due within 10 days of being nominated as an Access Person) – The form of Report is in Annexure A – “Initial Report of Access Persons”;

(b)	Quarterly report (due within 30 days of the end of each quarter ending 30 September, 31 December, 31 March and 30 June) – the form of Report is in Annexure D “Quarterly Report of Access Persons”;

(c)	Annual Report (as at 31 March, due by 14 April) - the form of Report is in Annexure E “Annual Report of Access Persons”;

The reports must include all Securities that the Access Person has direct or indirect Beneficial Ownership in. An Access Person is considered to be a beneficial owner of securities that are held by his or her immediate family members sharing the Access Person’s household.

11.1	Initial holding report

Within ten days of becoming an Access Person, each Access Person must disclose to Company Secretariat in writing on the form attached as Annexure A and entitled “Initial Report of Access Persons” all personal holdings of such Access Person and any Affiliated Investor in Reportable Securities (including Reportable Securities acquired before the Supervised Person became an Access Person).

The name of any broker, dealer or bank with whom the Access Person or Affiliated Investor account holder maintains an account in which any Reportable Securities were held (including any trading or broker accounts which are inactive but open) for the direct or indirect benefit of the Access Person or Affiliated Investor must also be reported. Such initial holdings report must be current as of a date not more than 45 days prior to the Supervised Person becoming an Access Person.

Company Secretariat may, at his/her discretion, request Access Persons to provide duplicate copies of confirmation of each Disclosable Transaction in the accounts and account statements. In addition to reporting Securities holdings, every Access Person must certify, amongst other things, in his or her initial report that:

1.

such Access Peron has read and understood the terms of Challenger Financial Services Group Staff Trading Policy and Practice Note, this Code (collectively, the “documents”) and undertake to comply with the documents during the term of such persons employment with Challenger; and

2.

such Access Person has no knowledge of the existence of any personal conflict of interest relationship which may involve CMIIPL or a Fund or a Portfolio (as defined in the Code) such as any economic relationship between such person’s transactions and securities held or to be acquired by CMIIPL or a Fund or a Portfolio. (Essentially, this US law requirement means that if there is an actual, possible or perceived conflict in you buying securities, then you can not buy those securities).

11.2	Quarterly reporting requirements

All Access Persons must submit to Company Secretariat in writing on the form attached as Annexure D entitled “Quarterly Report of Access Persons” all personal Reportable Securities transactions conducted on his/her behalf or any Affiliated Investor during the period as of the calendar quarter ended within 30 days after the quarter end as well as any trading or broker accounts established during such quarter in which any such Reportable Securities are or may be held. A reminder prompting this confirmation will be received by all Access Persons via Lawlex. This report must be completed within 30 days of the end of the relevant quarter ending 30 September, 31 December, 31 March and 30 June. For example, the quarterly report for the quarter ending 30 June 2008 would be due by 30 July 2008.

11.3	Annual reporting requirements

Each Access Person must submit in writing an annual holding report as at 31 March to Company Secretariat by 14 April on the form attached as Annexure E and entitled “Annual Report of Access Persons” all personal holdings of such Access Persons and all Affiliated Investors in Reportable Securities as of 31 March. The information must be current (ie information supplied must be no more than 45 days old at the time the report is submitted).

In addition to reporting Securities holdings, every Access Person must certify annually that:

1.

such Access Peron has read and understood the terms of Challenger Financial Services Group Staff Trading Policy and Practice Note, the Code (collectively, the “documents”) and undertake to comply with the documents during the term of such persons employment with Challenger; and

2.

such Access Person has no knowledge of the existence of any personal conflict of interest relationship which may involve CMIIPL or a Fund or a Portfolio (as defined in the Code) such as any economic relationship between such person’s transactions, and securities held or to be acquired by CMIIPL or a Fund or a Portfolio.

11.4	Annual Compliance Certification of Currency

All staff nominated as Access Persons will be requested to provide sign-off through Lawlex confirming their ongoing compliance with this Code.

11.5	Compliance Manager’s Certifications and Reports to Chief Compliance Officer

The Compliance Manager will provide as soon as practicable after each quarter end, a certification to the CCO that as of the prior quarter end:

1.

the Compliance Manager has collected all documentation required by the Code and Rule 204A-1 under the Advisers Act (and if applicable Rule 17j-1 under the Investment Company Act 1940 (US)5) and is retaining such documentation on behalf of CMIIPL; and

_________________________

[5]

Rule 17j-1 relates to personal Investment Activities of (among others) advisers to a US registered investment company (often known as mutual funds) and (among other things) requires adoption of a Code of Ethics such as this code where CMIIPL advises a US mutual fund.

2.	there have been no violations to the Code, or, if there have been violations to the Code, each such violation has been documented and reported to the CCO.

The Compliance Manager will also provide such information, including, but not limited to, initial, quarterly and annual reports for all Access Persons, review/approval reports and approval for IPO Securities and Limited Offering Securities, as may be requested by the CCO.

11.6	General Reporting Requirements

The CCO will notify each Access Person that he or she is subject to this Code and the reporting requirements set out in this document, and will deliver a copy of this Code and any amendments to it to each Supervised Person when he or she becomes an Access Person, or upon request. Each such person must acknowledge in writing that he or she had received and reviewed a copy of this Code, and all amendments.

Reports submitted pursuant to this Code will be confidential and will be provided only to the Board of CMIIPL and members of CMIIPL’s compliance team (including the CCO).

11.7	Excessive or Otherwise Inappropriate Trading

CMIIPL understands that it is appropriate for Access Persons to participate in the public Securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognise that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the CCO), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time. Accordingly, if the CCO believes at any time that any Supervised Person’s personal trading is either excessive or otherwise inappropriate, such personal trading transactions may not be approved or may be limited by the CCO.

11.8	Conflict of Interest

Every Access Person must notify the Compliance Manager of any personal conflict of interest relationship which may involve the Fund or Portfolio, such as any economic relationship between that person’s Reportable Securities transactions or holdings or Reportable Securities transactions or holdings of their Affiliated Investors and Reportable Securities held or to be acquired by a Fund or Portfolio.

12	Reporting of violations to CMIIPL’s Board

The CCO must promptly report to the Board all apparent material violations of this Code and the reporting requirements set out in this Code.

When the CCO finds that a transaction otherwise reportable to the Board pursuant to this Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 204A-1, the CCO may in her/his discretion, report to the Board setting out the findings and reasons with the reports made pursuant to this Code, in lieu of reporting the transaction to the Board.

The Board must consider the reports, and will determine whether or not this Code had been violated and what sanctions, if any, should be imposed.

13	Annual Reporting to Board of Directors of CMIIPL

The Compliance Manager will prepare an annual report relating to this Code to the Board of CMIIPL. The annual report will:

1.	summarise existing procedures concerning personal trading and any changes in the procedures made during the year;

2.	identify any violations requiring significant remedial action during the past year;

3.

identify any recommended changes in the existing restrictions or procedures based upon CMIIPL’s experience under its code, evolving industry practices or developments in applicable laws or regulations; or

4.	state that the business has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.
14	Delivery of Training and Awareness

Funds Management Compliance, key stakeholders and all applicable staff are responsible for the implementation and awareness of this Code.

All employees must have the appropriate accreditation and authorisation prior to entering into any transaction. Where allocated, job profiles and authorisation limits must be adhered to at all times. It is compulsory for existing employees to attend ongoing training as is scheduled from time to time. Refer to the Group Monitoring Supervision and Training Policy.

15	Non compliance with this Code

Incidents of wilful non-compliance with this Code are considered to be serious and may be grounds for dismissal.

16	Whistleblowers Provision

In extreme circumstances an individual may be concerned that a serious breach has occurred but be in a position where he or she believes that it would be personally damaging to pursue it through normal channels. For instance they may have come into possession of information that indicates their manager or a close working colleague has knowingly caused a breach or suppressed the reporting of a breach. In such circumstances the individual should contact their CE Funds Management, CEO, HR contact or Compliance Manager who will do all that is possible and practicable to deal with the matter in a way that protects the confidentiality of the person making the report.

17	Record Retention

CMIIPL will maintain the following records:

1.	a copy of any code of ethics adopted and implemented currently in effect, or which was in effect at any time within the past five years;

2.	a record of any violation of the Code that has occurred within the past five years and any action taken as a result of the violation;

3.	a copy of all written acknowledgements required under the Code for each person who is currently, or was within the past five years, an Access Person;

4.	a copy of each required report made by an Access Person within the past five years, including any brokerage confirmation and account statements made in lieu of such reports;

5.	a record of the names of the persons who currently are, or within the past five years were, Access Persons; and

6.

for not less than five years after the end of the fiscal year in which any such approval may be granted, a record of any decision and supporting reasons for approving the acquisition by, or for the benefit of, Access Persons or related members of their households of any Reportable Securities Requiring Pre- Approval.

18	Point of Contact

The Funds Management Compliance Manager is the point of contact for matters arising from this Code.

19	Review Cycle

This Code will be reviewed on at least an annual basis or as deemed necessary by Funds Management Compliance.

Annexure A

Initial Report of Access Persons

All Access Persons must complete and return this form to Company Secretariat within 10 business days after they are notified that they have been nominated as an Access Person.

This form is also to be used by an Access Persons to submit their initial holding report. The information supplied in this report must be not older than 45 days old, at the date of submission.

1.

I, ________________________________ (print name), acknowledge that I am an Access Person for the purposes of Challenger Managed Investments (International) Pty Limited (CMIIPL) Code of Ethics and Staff Trading Policy (Code).

2.

I confirm that I have read and understood the terms of Challenger Financial Services Group Staff Trading Policy and Practice Note, the Code (collectively, the “documents”) and undertake to comply with the documents during the term of my employment with Challenger.

3.	I understand that a breach of this Code may result in disciplinary action, depending upon the circumstances of the breach.

4.

I certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve CMIIPL or a Fund or a Portfolio (as defined in this Code) such as any economic relationship between my transactions and securities held or to be acquired by CMIIPL or a Fund or a Portfolio.

5.

As of the date below I, members of my household (as defined in the Code) and our respective family trusts and/or superannuation funds owned a direct or indirect Beneficial Ownership in the following Reportable Securities (as defined in the Code).

Please complete the following for each Reportable Security held or attach report containing the following information for each security held*.

“Security” includes any share (listed or unlisted, public or private), units in a trust (listed or unlisted) convertible securities, options, futures, managed funds (listed and unlisted), superannuation funds, and self managed superannuation funds, and any other security or derivative.

“Reportable Security” means all Securities other than Non-Reportable Securities and Non-Controlled Securities.

In summary “Non-Controlled Securities” means:

1.	Securities, with respect to purchases and sales of which an Access Person (or applicable member of his or her household) has no direct or indirect influence or Control; and

2.	purchases as part of an automatic dividend reinvestment plan; or

3.

Securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its Securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

“Non-Reportable Security” includes certain direct obligations of the Government of the United States and would rarely be applicable (contact Compliance if you consider it may apply to you as defined in the Code).

	Details of security held	Details of security held
Title of security
Type of security
ASX code/or Exchange ticker symbol or CUSIP number** (as applicable)
Number of shares held
Principle amount of security (include those that you have a direct or indirect Beneficial Ownership)
Name(s) of Registered Owner(s)
Broker/Dealer/Bank (where account is maintained which securities are held for your direct/indirect benefit)

* Attach additional pages if more space is required. If you choose to attach your own report, the information supplied must be no older than 45 days old.

** ASX Code/ or Exchange ticker symbol refers to the unique identifier assigned to the security on a stock exchange. The US CUSIP number refers to the unique identifier for a company or issuer and the type of security.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or Control; and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

_______________________________	_______________________________
Name	Signature

______________________________	____________________
Department	Extension

___________________

Date

For Company Secretariat use only:

Date Received

_____________________________	_________________________
Signature	Date

Annexure B

Securities Transactions Report – Access Person Requesting Short-term trading within a 30 day period

This form is to be used by Access Persons to seek pre-approval of short term traded securities.

During the thirty (30) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities in a Publicly Traded Real Estate Company were effected or are proposed to be effected in securities of which I, members of my household (as defined in the Challenger Managed Investments (International) Pty Limited Code of Ethics and Staff Trading Policy) and our respective family trusts and/or superannuation funds owned a direct or indirect Beneficial Ownership have, or by reason of such transaction acquired, direct or indirect Beneficial Ownership.

	Details of security held	Details of security held
Title of security
Type of security
Exchange ticker symbol or ASX Code/ or CUSIP number** (as applicable)
Number of shares held
Principle amount of security (include those that you have a direct or indirect Beneficial Ownership)
Name(s) of Registered Owner(s)
Broker/Dealer/Bank (where account is maintained which securities are held for your direct/indirect benefit)

This report (i) excludes transactions with respect to which I had no direct or indirect influence or Control; and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

With respect to the Portfolio or Fund that serves as the basis for my "Investment Personnel" status with Challenger Managed Investments (International) Pty Limited, and transactions in the securities set forth in the table above, I hereby certify that:

1)

I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio or Fund, such as front running transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolio and/or Fund;

2)

such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolio and/or Fund, or (ii) being purchased or sold by the Portfolio and/or Fund; and

3)	such transactions are in compliance with this Code.

__________________________________	__________________________
Name of Access Person Requesting Approval	Signature

______________________________	____________________
Department	Extension

___________________

Date

APPROVED	[	]	YES	[	]	NO

APPROVED BY:

_________________________________	___________________________________
Signature	Signature*

_________________________________	___________________________________
Name and Title	Name and Title

_________________________________	___________________________________
Date/Time	Date/Time
* For use only where two signatures required

For Company Secretariat use only

Date Received

____________________________________________

Signature	Date

Annexure C

Personal Securities Transactions Pre-approval Form

This form is to be used by Access Persons to seek pre-approval before directly or indirectly acquiring a Beneficial Ownership in any Reportable Security.

This request relates to: (please complete either section A or B)

Please also sign confirmation in Section C.

SECTION A

[	]	Initial Public Offering	[	]	Limited Offering (Private Placement)

Name of offering company _____________________________________________________________

Stock Exchange to be listed on _________________________________________________________

Offer Price _________________________________________________________________________

Number of shares applied for ___________________________________________________________

Offer Closing Date ___________________________________________________________________

Name in which it will be held ___________________________________________________________

Conditions, Restrictions etc ____________________________________________________________

to be placed on allocated shares

SECTION B

[	]	Publicly Traded Security

	Details of security held	Details of security held
Title of security
Type of security
ASX Code/ or Exchange ticker symbol or CUSIP number** (as applicable)
Number of shares held
Principle amount of security (include those that you have a direct or indirect Beneficial Ownership)
Name(s) of Registered Owner(s)
Broker/Dealer/Bank (where account is maintained which securities are held for your direct/indirect benefit)

SECTION C - CONFIRMATION

I confirm that this request complies with the General Trading rules and policy requirements set out in the Challenger Financial Services Group Staff Trading Policy and Practice Note and the Funds Management Market Trading Rules Practice Note and the trading rules set out in the Challenger Managed Investments (International) Pty Limited Code of Ethics and Staff Trading Policy including those specifically relating to insider information.

_________________________________	___________________________________
Name	Signature

_________________________________	___________________________________
Department	Extension

_________________________________

Time/Date

APPROVED	[	]	YES	[	]	NO

APPROVED BY:

_________________________________	___________________________________
Signature	Signature*

_________________________________	___________________________________
Name and Title	Name and Title

_________________________________	___________________________________
Date/Time	Date/Time
* For use only where two signatures required

For Company Secretariat use only

Date Received

____________________________________________

Signature	Date

Annexure D

Quarterly Report of Access Persons

For the Quarter Ended: //

All Access Persons must complete and return this form to Company Secretariat within 30 days of the end of the relevant quarter. The information supplied in this report must be no older than 45 days old, at the date of submission.

1.

I, ________________________________ (print name), acknowledge that I am an Access Person for the purposes of Challenger Managed Investments (International) Pty Limited Code of Ethics and Staff Trading Policy (Code).

2.

As of the date below I, members of my household (as defined in the Code) and our respective family trusts and/or superannuation funds owned a direct or indirect Beneficial Ownership in the following Reportable Securities (as defined in the Code).

Please complete the following for each Reportable Security held or attach report containing the following information for each security held*.

Security” includes any share (listed or unlisted, public or private), units in a trust (listed or unlisted) convertible securities, options, futures, managed funds (listed and unlisted), superannuation funds, and self managed superannuation funds, and any other security or derivative.

“Reportable Security” means all Securities other than Non-Reportable Securities and Non-Controlled Securities.

In summary “Non-Controlled Securities” means:

1.	Securities, with respect to purchases and sales of which an Access Person (or applicable member of his or her household) has no direct or indirect influence or Control; and
2.	purchases as part of an automatic dividend reinvestment plan; or

3.

Securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its Securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

“Non-Reportable Security” includes certain direct obligations of the Government of the United States and would rarely be applicable (contact Compliance if you consider it may apply to you as defined in the Code).

	Details of security held	Details of security held
Title of security
Type of security
ASX Code/ or Exchange ticker symbol or CUSIP number** (as applicable)
Number of shares held
Principle amount of security (include those that you have a direct or indirect Beneficial Ownership)
Name(s) of Registered Owner(s)
Broker/Dealer/Bank (where account is maintained which securities are held for your direct/indirect benefit)

* Attach additional pages if more space is required. If you choose to attach your own report, the information supplied must be no older than 45 days old.

** ASX Code/ or Exchange ticker symbol refers to the unique identifier assigned to the security on a stock exchange. The US CUSIP number refers to the unique identifier for a company or issuer and the type of security.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or Control; and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

_______________________________	_______________________________
Name	Signature

______________________________	____________________
Department	Extension

___________________

Date

For Company Secretariat use only:

Date Received

_____________________________	_________________________
Signature	Date

Annexure E

Annual Report of Access Persons

All Access Persons must complete and return this form to Company Secretariat.

This form is also to be used by an Access Persons to submit their annual holding report and certification of compliance with the Code.

The information supplied in this report must be not older than 45 days old, at the date of submission.

1.

I, ________________________________ (print name), acknowledge that I am an Access Person for the purposes of Challenger Managed Investments (International) Pty Limited (CMIIPL) Code of Ethics and Staff Trading Practice Note (Code).

2.

I confirm that I have read and understood the terms of Challenger Financial Services Group Staff Trading Policy and Practice Note, the Code (collectively, the “documents”) and undertake to comply with the documents during the term of my employment with Challenger.

3.	I understand that a breach of the Code may result in disciplinary action, depending upon the circumstances of the breach.

4.

I certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve CMIIPL or a Fund or a Portfolio (as defined in the Code) such as any economic relationship between my transactions and securities held or to be acquired by CMIIPL or a Fund or a Portfolio.

5.

As of the date below I, members of my household (as defined in the Code) and our respective family trusts and/or superannuation funds owned a direct or indirect Beneficial Ownership in the Reportable Securities (as defined in the Code).

Please complete the following for each Reportable Security held or attach report containing the following information for each security held*.

Security” includes any share (listed or unlisted, public or private), units in a trust (listed or unlisted) convertible securities, options, futures, managed funds (listed and unlisted), superannuation funds, and self managed superannuation funds, and any other security or derivative.

“Reportable Security” means all Securities other than Non-Reportable Securities and Non-Controlled Securities.

In summary “Non-Controlled Securities” means:

1.	Securities, with respect to purchases and sales of which an Access Person (or applicable member of his or her household) has no direct or indirect influence or Control; and
2.	purchases as part of an automatic dividend reinvestment plan; or

3.

Securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its Securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

“Non-Reportable Security” includes certain direct obligations of the Government of the United States and would rarely be applicable (contact Compliance if you consider it may apply to you as defined in the Code).

	Details of security held	Details of security held
Title of security
Type of security
ASX Code/ or Exchange ticker symbol or CUSIP number** (as applicable)
Number of shares held
Principle amount of security (include those that you have a direct or indirect Beneficial Ownership)
Name(s) of Registered Owner(s)
Broker/Dealer/Bank (where account is maintained which securities are held for your direct/indirect benefit)

* Attach additional pages if more space is required. If you choose to attach your own report, the information supplied must be no older than 45 days old.

** ASX Code/ or Exchange ticker symbol refers to the unique identifier assigned to the security on a stock exchange. The US CUSIP number refers to the unique identifier for a company or issuer and the type of security.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or Control; and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

_______________________________	_______________________________
Name	Signature

______________________________	____________________
Department	Extension

___________________

Date

For Company Secretariat use only:

Date Received

_____________________________	_________________________
Signature	Date